UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
AEGON N.V.
(Exact name of registrant as specified in its charter)

THE NETHERLANDS	NOT APPLICABLE
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

AEGONplein 50 P.O. BOX 202, 2501 CE The Hague THE NETHERLANDS TELEPHONE: 31-70-344-8902
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.50% Perpetual capital securities Floating rate perpetual capital securities	New York Stock Exchange, Inc. New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-71438

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the securities to be registered hereby is incorporated by reference to the description that appears under the caption “Description of Debt Securities” in the Prospectus and under the caption “Description of the Capital Securities” in the Prospectus Supplement, both relating to the Registrant’s Registration Statement on Form F-3 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2001 (File No. 333-71438).  On November 18, 2005, the Registrant filed with the Commission pursuant to Rule 424(b)(5) the Prospectus Supplement dated November 17, 2005, relating to the 6.50% Perpetual capital securities and the Prospectus Supplement dated November 17, 2005, relating to the Floating rate perpetual capital securities (collectively, the “Capital Securities”).

ITEM 2. EXHIBITS.

1.                                       Form of Indenture between the Registrant and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.3 to the Registration Statement on Form F-3 (No. 333-71438) of the Registrant).

2.                                       Form of Supplemental Indenture between the Registrant and Citibank N.A., as trustee, setting forth the terms of the Securities (incorporated by reference from Exhibit 4.7 to Post-Effective Amendment No. 4 to the Registration Statement on Form F-3 (No. 333-71438) of the Registrant).

3.                                       Form of Floating rate capital securities (incorporated by reference from Exhibit 4.8 to Post-Effective Amendment No. 4 to the Registration Statement on Form F-3 (No. 333-71438) of the Registrant).

4.                                       Form of 6.50% Perpetual capital securities (incorporated by reference from Exhibit 4.9 to Post-Effective Amendment No. 4 to the Registration Statement on Form F-3 (No. 333-71438) of the Registrant).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AEGON N.V.
(registrant)

Date: November 23, 2005	By:

/s/ E. Lagendijk
	Name:	E. Lagendijk
	Title:	Executive Vice President and
General Counsel